Exhibit A-2

                     SECOND SUPPLEMENTAL INDENTURE OF TRUST



                                     between



                EFFINGHAM COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY



                                       and



                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,


                                   as Trustee



Securing the issuance of Effingham County Industrial Development Authority Taxable Industrial Development Revenue Bonds (Southern Power Company Plant McIntosh Project), Series 2005.



                               Dated as of , 2005



                                                This instrument was prepared by:
                                                Troutman Sanders LLP
                                                600 Peachtree Street, N.E.
                                                Suite 5200
                                                Atlanta, Georgia 30308


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                                TABLE OF CONTENTS

                                                                  Page

ARTICLE I. ADDITIONAL DEFINITIONS...................................4
    Section 1.01      Definitions...................................4
    Section 1.02      Additional Definitions........................4
ARTICLE II. THE SERIES 2005 BONDS...................................4
    Section 2.01      Issuance of Series 2005 Bonds.................4
    Section 2.02      Prepayment Dates and Prices...................5
    Section 2.03      Form of Series 2005 Bonds.....................5
    Section 2.04      Authentication and Delivery of
        Series 2005 Bonds...........................................5
ARTICLE III. MISCELLANEOUS..........................................6
    Section 3.01      Original Indenture and Second
        Supplemental Indenture as One Document......................6
    Section 3.02      Severability..................................6
    Section 3.03      Captions......................................6
    Section 3.04      Counterparts..................................6
    Section 3.05      Law Governing Indenture.......................7
    Section 3.06      Effective Date and Term.......................7

                     SECOND SUPPLEMENTAL INDENTURE OF TRUST

                  THIS SECOND SUPPLEMENTAL INDENTURE OF TRUST (thise "Second Supplemental Indenture"), dated as of , 2005, made and entered into by and between the EFFINGHAM COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic created and existing under the laws of the State of Georgia (the "Issuer"), and THE BANK OF NEW YORK TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company of Florida, N.A.), a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, as trustee (the "Trustee"),


                                    RECITALS


                  WHEREAS, the Issuer authorized its Taxable Industrial Development Revenue Bonds (Southern Power Company Plant McIntosh Project) in the aggregate principal amount of not to exceed $650,000,000 (the "Bonds") pursuant to Bond Resolutions, adopted on November 21, 2004 and December 18, 2003 (the "Original Resolution") and November 18, 2004 and , 2005 (the "Supplemental Resolutions") and an Indenture of Trust, dated as of December 1, 2003 (the "Original Indenture"), between the Issuer and the Trustee; and

                  WHEREAS, the Issuer issued a series of the Bonds in the aggregate principal amount of $350,000,000 (the "Series 2003 Bonds") and a series of the Bonds in the aggregate principal amount of $160,000,000 (the "Series 2004 Bonds") pursuant to the Original Indenture and a First Supplemental Indenture of Trust, dated as of December 1, 2004 (the "First Supplemental Indenture"), respectively, between the Issuer and the Trustee, for the purpose of financing a portion of the acquisition, construction and installation of the Project (as defined in the Original Resolution) pursuant to the Original Resolution; and

                  WHEREAS, in order to finance additional costs of the Project, the Issuer proposes to issue a series of Additional Bonds, which shall be equally and ratably secured hereunder with the Series 2003 Bonds and the Series 2004 Bonds, in the aggregate principal amount of $ (the "Series 2005 Bonds") pursuant to the Supplemental Resolution, the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, the "Indenture"); and

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture and the sale, issuance and delivery of the Series 2005 Bonds have been in all respects duly and validly authorized by resolutions duly adopted by the Issuer; and

                  WHEREAS, the Issuer will receive rental payments and other payments from Georgia Power Company and Savannah Electric and Power Company (collectively, the "Lessees"), which revenues, together with all other rents, revenues and receipts and other payments to be received pursuant to the Lease Agreement, dated as of December 1, 2003 (the "Original Lease"), as assigned by Southern Power Company to the Lessees and as amended and supplemented by the First Amendatory and Supplemental Lease Agreement, dated as of December 1, 2004 (the "First Supplemental Lease"), and the Second Amendatory and Supplemental Lease Agreement, dated as of , 2005 (the "Second Supplemental Lease") (the Original Lease, as assigned and as amended and supplemented by the First Supplemental Lease and the Second Supplemental Lease, the "Lease"), which shall be pledged together with the Lease (except for the Unassigned Rights) as security for the payment of the principal of and interest on the Bonds; and

                  WHEREAS, the Lessees will execute and deliver a Guaranty Agreement, dated as of even date herewith, pursuant to which the Lessees, will guaranty, pro rata in accordance with their respective Leased Interests (as defined in the Lease), to the Trustee, subject to the terms thereof, the full and prompt payment of the principal of and interest on the Series 2005 Bonds; and

                  WHEREAS, all things necessary to make the Series 2005 Bonds, when authenticated by the Trustee and issued and delivered as in the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer, according to the import thereof, and to create a valid assignment and pledge of the rental payments and other payments derived from the Second Supplemental Lease to the payment of the principal of and interest on the Bonds and a valid assignment of all the right, title and interest of the Issuer (except for the Unassigned Rights) in the Lease, have been done and performed, and the execution and delivery of this Second Supplemental Indenture and the execution, issuance and delivery of the Series 2005 Bonds, subject to the terms hereof, have in all respects been duly authorized;

                  NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

                  That in order to further secure the payment of the principal of and interest on the Bonds according to their tenor and effect, and the performance of all of the covenants and conditions contained in the Original Indenture, the First Supplemental Indenture, this Second Supplemental Indenture or in the Bonds, and for the purpose, among others, of further securing the performance and observance of all of the covenants and conditions contained in the Original Indenture, the Issuer, in consideration of the premises and of the purchase and acceptance of the Bonds by the owners thereof, and of the sum of One Dollar ($1.00), lawful money of the United States of America, to it duly paid by the Trustee, at or before the execution and delivery of these presents, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, in order to further secure the payment of the principal of and interest on the Bonds according to their tenor and effect and to insure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, has given, granted, pledged, assigned, conveyed and transferred and does by these presents give, grant, pledge, assign, convey and transfer to the Trustee, and to its successors in the trusts hereby created, and to them and their assigns forever, all of the Issuer's estate, right title, and interest in, to and under the Second Supplemental Lease, including the rental payments thereunder, as an additional part of the Trust Estate, and the Issuer and the Trustee DO HEREBY FURTHER COVENANT AND AGREE with each other and with the registered owners from time to time of the Bonds as follows:

ARTICLE I
                             ADDITIONAL DEFINITIONS

Section 1.01 Definitions. All capitalized terms and words used in this Second Supplemental Indenture and not otherwise defined herein shall have the meanings set forth in Section 1.01 of the Original Indenture unless the context or use clearly indicates another or different meaning or intent.

Section 1.02 Additional Definitions. The following words and phrases shall, when used in this Second Supplemental Indenture, have the meaning set forth below unless the context or use clearly indicates otherwise:

     "Second Supplemental Indenture" means this Second Supplemental Indenture of Trust.

     "Second  Supplemental  Lease" means the Second  Amendatory and Supplemental
Lease  Agreement,  dated as of ,          2005,  among the  Issuer and the
Lessees.

     "Series 2005 Bond Purchase Agreement" means the agreement, dated , 2005, by and among the Lessees, the Issuer and the Purchasers pursuant to which the Issuer has agreed to sell, and the Purchasers have agreed to purchase, the Series 2005 Bonds, in accordance with the provisions thereof.

     "Series 2005 Bonds" means the Effingham County Industrial Development Authority Taxable Industrial Development Revenue Bonds (Southern Power Company Plant McIntosh Project), Series 2005 issued under the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, in the aggregate principal amount of $ .

     "Series 2005 Guaranty" means the agreement, dated , 2005, by and among Georgia Power Company and Savannah Electric and Power Company (the "Guarantors") and the Trustee pursuant to which the Guarantors will guaranty, pro rata in accordance with their respective Leased Interests, to the Trustee, subject to the terms thereof, the full and prompt payment of the principal of and interest on the Series 2005 Bonds.

ARTICLE II
                              THE SERIES 2005 BONDS

Section 2.01. Issuance of Series 2005 Bonds. The Series 2005 Bonds (i) shall be designated "Effingham County Industrial Development Authority Taxable Industrial Development Revenue Bonds (Southern Power Company Plant McIntosh Project), Series 2005," (ii) shall be issuable in an aggregate principal amount of $ as one or more fully registered Bonds in the denomination of $100,000 or any integral multiple thereof or such other denomination as shall permit the issuance of the Series 2005 Bonds in the amount authorized herein; (iii) shall be dated in the manner set forth in Section 2.02 of the Original Indenture, (iv) shall be numbered from R-1 consecutively upwards in order of authentication according to the records of the Trustee and (v) shall bear interest at the rate of five percent (5.00%) per annum (computed on the basis of a 360-day year, 30-day month) from the Interest Payment Date next preceding the date of authentication of such Bond to which interest has been paid or provided for, unless: (1) the date of authentication of such Bond is an Interest Payment Date to which interest has been paid or provided for, then from the date of authentication thereof, or (2) no interest has been paid on such Bond, in which case from the date of authentication and delivery of such Bond or (3) such authentication date shall be after any Record Date and before the next succeeding Interest Payment Date in which case interest shall be paid from the next succeeding Interest Payment Date. Interest due on any Series 2005 Bond on any Interest Payment Date shall be paid to the registered owners of such Series 2005 Bond as shown on the registration books kept by the Registrar on the Record Date, first interest payable on January 1, 2005, and semiannually thereafter on January 1 and July 1 of each year until maturity or earlier date of prepayment, and shall mature on January 1, 2025.

Section 2.02 Prepayment Dates and Prices. The Series 2005 Bonds are subject to prepayment prior to maturity by the Issuer at any time, in whole or in part, at a prepayment price equal to 100% of the principal amount to be so prepaid plus accrued interest thereon to the prepayment date.

Section 2.03 Form of Series 2005 Bonds. The Series 2005 Bonds shall be in substantially the form set forth in Exhibit "A" hereto.

Section 2.04 Authentication and Delivery of Series 2005 Bonds. Immediately following the execution and delivery of this Second Supplemental Indenture, the Issuer will execute and deliver the Series 2005 Bonds to the Trustee, together with an order signed by the Chairman or Vice Chairman of the Issuer calling for the authentication and delivery of such Series 2005 Bond, and the Trustee in accordance with such order, shall authenticate and deliver said Series 2005 Bond as in this Second Supplemental Indenture provided.

     Prior to the authentication and delivery by the Trustee of the Series 2005 Bonds, there shall be filed with the Trustee:

1. A certificate executed by an officer, chairman of the board, president or vice president of each of the Lessees (i) approving the terms, conditions, manner of issuance, purchase price, delivery and contemplated disposition of the proceeds of the sale of the Series 2005 Bonds and (ii) certifying that no Event of Default has occurred and is continuing under the Second Supplemental Lease or, to the best of such person's knowledge, this Second Supplemental Indenture.

2. A copy, duly certified by the Secretary of the Issuer, of the resolution by the Issuer authorizing the issuance of the Series 2005 Bonds and the execution, delivery and performance of this Second Supplemental Indenture and the Second Supplemental Lease.

3. An original executed counterpart of this Second Supplemental Indenture, the Second Supplemental Lease, the Series 2005 Guaranty and the Series 2005 Bond Purchase Agreement.

4. A copy of the Financing Statement filed to perfect the security interests created herein.

5. A written request, order and authorization to the Trustee on behalf of the Issuer and signed by its Chairman or Vice Chairman to authenticate and deliver a fully registered bond or bonds of a specified denomination or denominations to the purchasers named in the Series 2005 Bond Purchase Agreement in exchange for the consideration described therein.

6. An opinion of a firm of nationally recognized bond attorneys satisfactory to the Trustee to the effect that (i) the issuance of the Series 2005 Bonds has been duly authorized and (ii) the Series 2005 Bonds constitute valid and binding obligations of the Issuer entitled to the benefits of and secured by the Indenture.

     The proceeds of the sale of the Series 2005 Bonds, if any, shall be deposited into the Project Fund.



ARTICLE III
                                  MISCELLANEOUS

Section 3.01 Original Indenture, First Supplemental Indenture and Second Supplemental Indenture as One Document. As supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.02 Severability. If any provision of this Second Supplemental Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

Section 3.03 Captions. The captions or headings in this Second Supplemental Indenture are for the convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this Second Supplemental Indenture.

Section 3.04 Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 3.05 Law Governing Indenture. The effect and meaning of this Second Supplemental Indenture and the rights of all parties hereunder shall be governed by, and construed according to, the laws of the State of Georgia.

Section 3.06 Effective Date and Term. This Second Supplemental Indenture shall become effective upon the execution and delivery hereof by the Issuer and the Trustee, and shall continue in full force and effect until payment in full of the Series 2005 Bonds.

                  IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its Chairman and its corporate seal to be hereunto affixed and attested by its Secretary, and to evidence its acceptance of the trusts hereby created, the Trustee has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, all as of the date first above written.



(CORPORATE SEAL)  EFFINGHAM COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
Attest:

____________________________           By:______________________________________
Secretary                                            Chairman






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(CORPORATE SEAL)  THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee




                                          By:___________________________________
                                             Title:

                                    EXHIBIT A



                           (FORM OF SERIES 2005 BOND)